Exhibit 99.1

Pep Boys Reports 2.5% Q2 Comp Sales Decrease

- Net Earnings from Continuing Operations of $0.01 -

PHILADELPHIA – August 11, 2005 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the thirteen weeks (second quarter) and twenty-six weeks ended July 30, 2005.

Operating Results

Second Quarter

Sales

Sales for the thirteen weeks ended July 30, 2005 were $577,418,000, 2.7% less than the $593,426,000 recorded last year.  Comparable merchandise sales decreased 1.5% and comparable service revenue decreased 7.4%.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Recategorizing Sales into the respective lines of business from which they are generated, comparable Retail Sales (DIY and Commercial) increased 0.1% and comparable Service Center Revenue (labor plus installed merchandise and tires) decreased 6.4%.

Earnings

Net Earnings from Continuing Operations decreased from Net Earnings of $13,515,000 ($0.23 per share - basic, $0.22 per share - diluted) to Net Earnings of $832,000 ($0.01 per share - basic and diluted).

Six Months

Sales

Sales for the six months ended July 30, 2005 were $1,141,644,000, 1.5% lower than the $1,159,559,000 recorded last year.  Comparable sales decreased 1.4%, including a decrease in comparable merchandise sales of 0.4% and a decrease of 6.0% in comparable service revenue.  Recategorizing Sales (see above), comparable Retail Sales increased 0.7% and comparable Service Center Revenue decreased 4.5%.

Earnings

Net Earnings (Loss) from Continuing Operations decreased from Net Earnings of $28,597,000 ($.51 per share - basic and $.47 per share - diluted) to a Net Loss of $1,554,000 (($.03) per share – basic and diluted).

Commentary

Pep Boys Chairman and CEO, Larry Stevenson, commented, “In our retail operations, we have made changes to our product mix and price points to improve our margins.  This quarter, against a very difficult comparison last year, we made progress in bringing our gross profit margins back in line with historical results, diminishing the margin erosion we experienced last quarter and in Q4 last year.  Progress will continue to be slow, but steady, as our refurbishment program gains critical mass, our merchandising program continues to improve realized margins, and our operational execution improves.”

He continued, “We had a challenging quarter in our service center operations, with comparable sales down 6.4%. Tire sales were down 6.0%, as we have found significant customer resistance to the tire price increases we have received-in particular with our entry level opening price point touring tires, a historical focus for our private label program.  However, we are starting to see substantial incremental sales from our investment in branded tires launched a year ago.  While the disruption caused by our recent field restructuring is not yet behind us, we remain confident that a more qualified, focused and better trained field organization will ultimately improve overall profitability.”

CFO Harry Yanowitz said, “During the quarter, our gross profit margins were supported by a net pre-tax gain of $4,675,000 from the sale of two closed stores, as we ensure that our capital is carefully allocated to its most productive use.”

We grand re-opened our Philadelphia and Chicago markets during the quarter bringing the total number of refurbished and grand re-opened stores to 162.  The remodeled stores continue to yield increased customer count and incremental sales, with an additional 35 - 40 stores scheduled to be grand re-opened this fiscal year.

Accounting Matters

Service Labor Reallocation

As previously announced, effective the first day of this year, we restructured our field operations into separate retail and service teams.  In connection with this restructuring, certain retail personnel, who were previously utilized in merchandising roles supporting the service business, were reassigned to purely service-related responsibilities.  The labor and benefits costs related to these associates, approximately $5.2 million in this quarter, which were previously recognized in SG&A, are now recognized in Costs of Service Revenue.

Co-op Advertising

Currently, a portion of our vendor support funds are provided in support of specific advertising costs or “co-op,” which, in accordance with EITF No. 02-16, we account for as a reduction of SG&A.  We are in the process of restructuring our vendor agreements to provide flexibility in how we apply vendor support funds, to eliminate the administrative burden of tracking the application of such funds and to ensure that we are receiving the best possible pricing.  Based on these renegotiations, we believe that future allowances received from vendors will be prospectively accounted for as a reduction of inventories and recognized as a reduction to cost of sales as the related inventories are sold in accordance with EITF No. 02-16.  We now anticipate that the majority of the new vendor agreements contracts will be finalized and in effect by the end of the third quarter.  Assuming that all of our vendor agreements had been so restructured as of May 1, 2005, both our SG&A and Gross Profit for the second quarter would have increased by approximately $10.0 million, without materially impacting inventory valuation or Net Earnings from Continuing Operations.

Pep Boys Financial Highlights

Thirteen Weeks Ended:	July 30, 2005	July 31, 2004

Total Revenues	$577,418,000	$593,426,000

Net Earnings From Continuing Operations	$832,000	$13,515,000

Average Shares - Diluted	56,132,000	66,321,000

Basic Earnings Per Share from Continuing Operations	$0.01	$0.23

Diluted Earnings Per Share from Continuing Operations	$0.01	$0.22

Twenty Six Weeks Ended:	July 30, 2005	July 31, 2004

Total Revenues	$1,141,644,000	$1,159,559,000

Net (Loss) Earnings From Continuing Operations	$(1,554,000)	$28,597,000

Average Shares - Diluted	55,597,000	64,954,000

Basic (Loss) Earnings Per Share from Continuing Operations	$(0.03)	$0.51

Diluted (Loss) Earnings Per Share from Continuing Operations	$(0.03)	$0.47

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 - PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the second quarter will be broadcast live on Friday, August 12, 2005 at 8:30 a.m. EDT over the Internet at Broadcast Networks’ Vcall website, located at http://www.vcall.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of August 12th on Pep Boys’ website at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Harry Yanowitz, 215-430-9720

Media Contact: Bill Furtkevic, 215-430-9676

Internet: http://www.pepboys.com